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Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-05955) and this Registration Statement of Grand Court Lifestyles, Inc., each on Form S-1, of our report dated April 28, 1997, appearing in the Prospectus, which is part of this Post-Effective Amendment No. 2 to the Registration Statement and this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
New York, New York
December 23, 1997